                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          NEUTRA PHARMACEUTICALS CORP.

     The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.   The name of the corporation is Neutra Pharmaceuticals Corp.

2. The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The corporation is authorized to issue one class of capital stock which shall be a class of 3,000 shares, $.01 par value per share, designated as "Common Stock".

5. The name and address of the incorporator is Gregory M. O'Shaughnessy, c/o Nixon Peabody LLP, 101 Federal Street, Boston, Massachusetts 02110-1832.

6. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The following individual shall serve as the Director of the corporation until the first annual meeting of stockholders, or any Consent in lieu thereof, or until successors are elected and qualify:

                              Michael K. Barron
                              c/o Nixon Peabody LLP
                              101 Federal Street
                              Boston, MA 02110-1832

7. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a Director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

8. The Board of Directors of the corporation shall have the power to adopt, amend or repeal from time to time the By-Laws of the corporation.

     IN WITNESS WHEREOF, I have executed this Certificate of Incorporation this 10th day of March, 2000.

                                          /s/ GREGORY M. O'SHAUGHNESSY
                                     ---------------------------------------
                                     Gregory M. O'Shaughnessy, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                          NEUTRA PHARMACEUTICALS CORP.

     I, the undersigned, being the sole Director of Neutra Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     Neutra Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

FIRST:    That Article of the Certificate of Incorporation be and it hereby is amended to read as follows:

          The name of the corporation is Synta Pharmaceuticals Corp.

SECOND:   That the Certificate of Incorporation of the Corporation be amended by striking paragraph 4 in its entirety and substituting therefor:

          4. The total number of shares that this corporation shall have authority to issue is 40,000,000 share of Common Stock, $0.0001 par value per share (the "Common Stock".

THIRD:    That the corporation has not received any payment for any of its stock.

FOURTH:   That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Neutra Pharmaceuticals Corp., has caused this Certificate to be signed by Michael K. Barron, its President, this 12 day of July 2001.

                                           Neutron Pharmaceuticals Corp.

                                           BY:  /s/ MICHAEL K. BARRON
                                                -------------------------------
                                                Michael K. Barron, President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SYNTA PHARMACEUTICALS CORP.

     I, the undersigned, being the President of Synta Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     Synta Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

FIRST:    That the Certificate of Incorporation of the Corporation be amended by striking paragraph 4 in its entirety and substituting therefor:

          4. The total number of shares that this corporation shall have authority to issue is 100,000,000 share of Common Stock, $0.0001 par value per share, designated as "Common Stock".

SECOND:   That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Synta Pharmaceuticals Corp., has caused this Certificate to be signed by Dr. Safi R. Bahcall, its President, this 5th day of September, 2002.


                                           Synta Pharmaceuticals Corp.


                                           BY: /s/ DR. SAFI R. BAHCALL
                                               ---------------------------------
                                               Dr. Safi R. Bahcall, President

                       CERTIFICATE OF OWNERSHIP AND MERGER
                    PURSUANT TO DEL. CORP.L.ANN. SECTION 253

     I, Dr. Safi R. Bahcall, Chief Executive Officer of Synta Pharmaceuticals Corp., a Delaware corporation (the "Corporation"), hereby certify as follows:

     1. The Corporation currently owns one hundred percent (l00%) of the issued and outstanding shares of every class of stock of Diagon Genetics, Inc. (f/k/a DGN Genetics Acquisition Corp.), a Delaware corporation ("Diagon").

     2. The following is a true and correct copy of the resolution adopted by the Board of Directors of the Corporation effective December 27, 2002, approving the merger of Diagon with and into the Corporation:

          RESOLVED: That the Corporation enter into a statutory merger (the
                    "MERGER") with Diagon Genetics, Inc. (f/k/a DGN Genetics Acquisition Corp.), a Delaware corporation ("Diagon") and the wholly-owned subsidiary of the Corporation, of which the Corporation shall be the survivor, and that, as of the effective date of the Merger, all of the assets of Diagon, subject to its liabilities, as such assets and liabilities may exist immediately prior to the effective date of the Merger, shall become the assets and liabilities of the Corporation; and that the Board of Directors hereby approves and adopts the aforesaid, all pursuant to and as set forth in the Plan of Merger attached hereto as EXHIBIT 1.

     3. The foregoing resolution was adopted by the Corporation's Board of Directors on December 27, 2002.


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Mergers as of the 27 day of December 2002.


ATTEST:                                   SYNTA PHARMACEUTICALS CORP.


  /s/ MICHAEL K. BARRON                   /s/ DR. SAFI BAHCALL
------------------------------            --------------------------
Michael K. Barron,                        Dr. Safi R. Bahcall,
Assistant Secretary                       Chief Executive Officer and Secretary

                                                                       EXHIBIT 1

                                 PLAN OF MERGER

                              DIAGON GENETICS, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                           SYNTA PHARMACEUTICALS CORP.
                            (A DELAWARE CORPORATION)

     The Board of Directors of Synta Pharmaceuticals Corp., a Delaware corporation ("SYNTA"), adopted this PLAN OF MERGER (hereinafter "PLAN") by its unanimous written consent dated as of the 27th day of December, 2002.

     WHEREAS, Synta is a corporation duly organized and existing under the laws of the State of Delaware, incorporated on March 10, 2000, and having a principal place of business in Lexington, Massachusetts; and

     WHEREAS, Diagon Genetics, inc. (f/k/a DGN Genetics Acquisition Corp.), a wholly-owned subsidiary of Synta ("DIAGON"), is a corporation duly organized and existing under the laws of the State of Delaware, incorporated on December 23, 2002, and having a principal place of business in Lexington, Massachusetts, with authorized capital stock consisting of three thousand (3,000) shares of Common Stock, par value $.01 per share, all of which are duly issued and outstanding (the "DIAGON STOCK"); and

     WHEREAS, Diagon and Synta (hereinafter sometimes collectively referred to as the "CORPORATIONS") are business corporations organized for the purpose of carrying on businesses of similar nature, and the Board of Directors of Synta believes it is advisable and to the advantage of the Corporations that they be merged to form a single Delaware corporation; and

     WHEREAS, the Board of Directors of Synta has authorized and approved such merger and has authorized and approved the execution of this Plan; and

     WHEREAS, the laws of the State of Delaware, under which each of the Corporations is organized, permit the merger.

     1. DESCRIPTION OF MERGER. Diagon shall be merged with and into Synta in accordance with the provisions of Delaware Corporation Law Annotated Section
253. The surviving corporation shall be Synta (hereinafter sometimes referred to as the "SURVIVING CORPORATION"), which shall continue its corporate existence under the laws of the State of Delaware under the name set forth in Section 2 of this Plan.

     Upon the effective date of the merger as described in Section 10 of this Plan, Diagon shall be merged with and into Synta and the separate existence of Diagon shall cease, except insofar as it may be continued by stature or in order to carry out the purposes of this Plan, and Synta shall continue to exist by virtue of and shall be governed by the laws of the State of Delaware. All rights, franchises and interests of the Corporations in and to every type of property shall be transferred to and vested in the Surviving Corporation by virtue of the merger, without further act or deed, and all claims, demands, property, and other interests of the Corporations shall be the property of the Surviving Corporation, and title to all real estate vested in either of the Corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation.

     The rights of the creditors of either of the Corporations shall not in any way be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause, existing against either of the Corporations, or any shareholder or officer thereof, be released or impaired by the merger, but the Surviving Corporation shall be deemed to have assumed and shall be liable for all liabilities and obligations of each of the Corporations in the same manner and to the same extent as if such Surviving Corporation had itself incurred such liabilities or obligations.

     It is the intention of the parties to this Plan that the merger described herein be accomplished pursuant to and in accordance with the requirements of
Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended, and that the tax attributes of Synta, including its federal taxpayer identification number, be assumed by the Surviving Corporation.

     2. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be Synta Pharmaceuticals Corp.

     3. PURPOSE OF SURVIVING CORPORATION. The objects and purposes of Synta shall continue to be the objects and purposes of Synta Pharmaceuticals Corp.

     4. PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Surviving Corporation shall be 45 Hartwell Avenue, Lexington, MA 02421.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Synta Pharmaceuticals Corp. in effect immediately prior to the effective date of the merger shall be the Certificate of Incorporation of the Surviving Corporation.

     6. BY-LAWS. The By-Laws of Synta Pharmaceuticals Corp. in effect immediately prior to the effective date of the merger shall be the By-Laws of the Surviving Corporation.

     7. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Board of Directors and Officers of the Surviving Corporation shall be the same as the Board of Directors and Officers of Synta immediately prior to the effective date of the merger.

     8. FURTHER ACTS. In the event that this Plan is not previously abandoned by the Board of Directors of Synta in the manner prescribed by the provisions of Delaware Corporation Law Annotated Section 251(d), Synta will cause to be executed and filed and/or recorded any documents prescribed by the laws of the State of Delaware and will cause to be performed all necessary acts within such jurisdictions and elsewhere to effectuate the Plan.

     9. EFFECTIVE DATE OF MERGER. Subject to the provisions hereof, as soon as practicable after adoption of this Plan by the Board of Directors of Synta, the further procedures required in order to effectuate the merger as specified by the business corporation laws of Delaware shall be carried out and the merger shall become effective upon filing of the Certificate of Ownership and Merger in Delaware.

     10. ABANDONMENT OR AMENDMENT. This Plan may be abandoned or amended by appropriate action taken by the Board of Directors of Synta, in its sole discretion and in the manner prescribed by the provisions of Delaware Corporation Law Annotated Section 251(d), any time prior to the time of filing of the Certificate of Ownership and Merger with the Delaware Secretary of State.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                    PURSUANT TO DEL. CORP.L.ANN. SECTION 253

     I, Dr. Safi R. Bahcall, Chief Executive Officer of Synta Pharmaceuticals Corp., a Delaware corporation (the "CORPORATION"), hereby certify as follows:

     1. The Corporation currently owns one hundred percent (l00%) of the issued and outstanding shares of every class of stock of SBR Pharmaceuticals, Corp. (f/k/a Principia Associates, Inc.), a Delaware corporation ("SBR").

     2. The following is a true and correct copy of the resolution adopted by the Board of Directors of the Corporation effective December 31, 2002, approving the merger of SBR with and into the Corporation:

          RESOLVED: That the Corporation enter into a statutory merger (the
                    "MERGER") with SBR Pharmaceuticals Corp. (f/k/a Principia Associates, Inc.), a Delaware corporation ("SBR") and the wholly-owned subsidiary of the Corporation, of which the Corporation shall be the survivor, and that, as of the effective date of the Merger, all of the assets of SBR, subject to its liabilities, as such assets and liabilities may exist immediately prior to the effective date of the Merger, shall become the assets and liabilities of the Corporation; and that the Board of Directors hereby approves and adopts the aforesaid, all pursuant to and as set forth in the Plan of Merger attached hereto as EXHIBIT 1.

     3. The foregoing resolution was adopted by the Corporation's Board of Directors on December 13, 2002.


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger as of the 27 day of December 2002.


ATTEST:                                    SYNTA PHARMACEUTICALS CORP.


  /s/ MICHAEL K. BARRON                    /s/ DR. SAFI R. BAHCALL
-------------------------------            -----------------------------
Michael K. Barron,                         Dr. Safi R. Bahcall,
Assistant Secretary                        Chief Executive Officer and Secretary

                                                                       EXHIBIT 1

                                 PLAN OF MERGER

                            SBR PHARMACEUTICALS CORP.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                           SYNTA PHARMACEUTICALS CORP.
                            (A DELAWARE CORPORATION)

     The Board of Directors of Synta Pharmaceuticals Corp., a Delaware corporation ("SYNTA"), adopted this PLAN OF MERGER (hereinafter "PLAN") by its unanimous written consent dated as of the 13th day of December, 2002.

     WHEREAS, Synta is a corporation duly organized and existing under the laws of the State of Delaware, incorporated on March 10, 2000, and having a principal place of business in Lexington, Massachusetts; and

     WHEREAS, SBR Pharmaceuticals Corp. (f/k/a Principia Associates, Inc.), a wholly-owned subsidiary of Synta ("SBR"), is a corporation duly organized and existing under the laws of the State of Delaware, incorporated on June 17, 2002, and having a principal place of business in Lexington, Massachusetts, with authorized capita] stock consisting of two million one hundred (2,000,100) shares of Common Stock, par value $.01 per share, of which one million three hundred thousand (1,300,000) shares are duly issued and outstanding (the "SBR STOCK"); and

     WHEREAS, SBR and Synta (hereinafter sometimes collectively referred to as the "CORPORATIONS") are business corporations organized for the purpose of carrying on businesses of similar nature, and the Board of Directors of Synta believes it is advisable and to the advantage of the Corporations that they be merged to form a single Delaware corporation; and

     WHEREAS, the Board of Directors of Synta has authorized and approved such merger and has authorized and approved the execution of this Plan; and

     WHEREAS, the laws of the State of Delaware, under which each of the Corporations is organized, permit the merger.

     1. DESCRIPTION OF MERGER. SBR shall be merged with and into Synta in accordance with the provisions of Delaware Corporation Law Annotated Section
253. The surviving corporation shall be Synta (hereinafter sometimes referred to as the "SURVIVING CORPORATION"), which shall continue its corporate existence under the laws of the State of Delaware under the name set forth in Section 2 of this Plan.

     Upon the effective date of the merger as described in Section 10 of this Plan, SBR shall be merged with and into Synta and the separate existence of SBR shall cease, except insofar as it may be continued by stature or in order to carry out the purposes of this Plan, and Synta shall continue to exist by virtue of and shall be governed by the laws of the State of Delaware. All rights, franchises and interests of the Corporations in and to every type of property shall be transferred to and vested in the Surviving Corporation by virtue of the merger, without further act or deed, and all claims, demands, property, and other interests of the Corporations shall be the property of the Surviving Corporation, and title to all real estate vested in either of the Corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation.

     The rights of the creditors of either of the Corporations shall not in any way be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause, existing against either of the Corporations, or any shareholder or officer thereof, be released or impaired by the merger, but the Surviving Corporation shall be deemed to have assumed and shall be liable for all liabilities and obligations of each of the Corporations in the same manner and to the same extent as if such Surviving Corporation had itself incurred such liabilities or obligations.

     It is the intention of the parties to this Plan that the merger described herein be accomplished pursuant to and in accordance with the requirements of
Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended, and that the tax attributes of Synta, including its federal taxpayer identification number, be assumed by the Surviving Corporation.

     2. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be Synta Pharmaceuticals Corp.

     3. PURPOSE OF SURVIVING CORPORATION. The objects and purposes of Synta shall continue to be the objects and purposes of Synta Pharmaceuticals Corp.

     4. PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Surviving Corporation shall be 45 Hartwell Avenue, Lexington, MA 02421.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Synta Pharmaceuticals Corp. in effect immediately prior to the effective date of the merger shall be the Certificate of Incorporation of the Surviving Corporation.

     6. BY-LAWS. The By-Laws of Synta Pharmaceuticals Corp. in effect immediately prior to the effective date of the merger shall be the By-Laws of the Surviving Corporation.

     7. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Board of Directors and Officers of the Surviving Corporation shall be the same as the Board of Directors and Officers of Synta immediately prior to the effective date of the merger.

     8. FURTHER ACTS. In the event that this Plan is not previously abandoned by the Board of Directors of Synta in the manner prescribed by the provisions of Delaware Corporation Law

Annotated Section 251(d), Synta will cause to be executed and filed and/or recorded any documents prescribed by the laws of the State of Delaware and will cause to be performed all necessary acts within such jurisdictions and elsewhere to effectuate the Plan.

     9. EFFECTIVE DATE OF MERGER. The merger shall become effective as of December 31, 2002.

     10. ABANDONMENT OR AMENDMENT. This Plan may be abandoned or amended by appropriate action taken by the Board of Directors of Synta, in its sole discretion and in the manner prescribed by the provisions of Delaware Corporation Law Annotated Section 251(d), any time prior to the time of filing of the Certificate of Ownership and Merger with the Delaware Secretary of State.

                                   CERTIFICATE
             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Synta Pharmaceuticals Corp., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 10th day of March, 2000 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1. The name borne by the corporation at the time its Certificate of Incorporation became void is Synta Pharmaceuticals Corp.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is 29th* day of February, 2004, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2004, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

* (MUST BE THE DAY BEFORE THE DAY UPON WHICH THE CERTIFICATE OF INCORPORATION BECAME VOID.)

     IN WITNESS WHEREOF, said Synta Pharmaceuticals Corp. in compliance with
Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Michael K. Barron, its last and acting Assistant Secretary, * this 31st day of March, 2004.

                                      SYNTA PHARMACEUTICALS CORP.

                                      By: /s/ MICHAEL K. BARRON
                                          --------------------------------------
                                          Michael K. Barron, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SYNTA PHARMACEUTICALS CORP.

     I, the undersigned, being the Chief Executive Officer of Synta Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     Synta Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

FIRST:That the Certificate of Incorporation of the Corporation be amended by striking paragraph 4 in its entirety and substituting therefor:

          "4. The total number of shares that this corporation shall have authority to issue is 150,000,000 share of Common Stock, $0.0001 par value per share, designated as "Common Stock"."

SECOND:   That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Synta Pharmaceuticals Corp. has caused this Certificate to be signed by Dr. Safi R. Bahcall, its Chief Executive Officer, this 4th day of November, 2004.

                                 SYNTA PHARMACEUTICALS CORP.


                                 BY: /s/ DR. SAFI R. BAHCALL
                                    --------------------------------------------
                                    Dr. Safi R. Bahcall, Chief Executive Officer